UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): July 8, 2008
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
incorporation)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
          This Amendment on Form 8-K/A amends the Current Report on Form 8-K of ION Geophysical Corporation (“ION”), which was filed with the Securities and Exchange Commission (SEC) on July 9, 2008 to report that ION had entered into a definitive agreement to purchase all of the outstanding shares of Aram Systems Ltd., a privately-held Calgary, Alberta-based company, and its affiliated company, Canadian Seismic Rentals Inc. This amendment to that filing includes the Share Purchase Agreement as an exhibit.

Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Share Purchase Agreement

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
2.1 Share Purchase Agreement dated as of July 8, 2008, by and among ION Geophysical Corporation, Aram Systems Ltd., Canadian Seismic Rentals Inc. and the shareholders party thereto.
99.1 Press Release dated July 9, 2008 announcing a definitive agreement to purchase all of the outstanding shares of Aram Systems Ltd. and Canadian Seismic Rentals Inc. (previously furnished under ION’s Current Report on Form 8-K dated July 9, 2008).

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2008	ION GEOPHYSICAL CORPORATION

	By:	/s/ DAVID L. ROLAND

David L. Roland
Senior Vice President, General Counsel and
Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement dated as of July 8, 2008, by and among ION Geophysical Corporation, Aram Systems Ltd., Canadian Seismic Rentals Inc. and the shareholders party thereto.

99.1	Press Release dated July 9, 2008 announcing a definitive agreement to purchase all of the outstanding shares of Aram Systems Ltd. and Canadian Seismic Rentals Inc. (previously furnished under ION's Current Report on Form 8-K dated July 9, 2008).

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